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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 14, 2002


                               GLOBAL SPORTS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                            0-16611                                 04-2958132
(State or other jurisdiction of         (Commission File Number)           (IRS Employer Identification Number)
        incorporation)


                                1075 First Avenue
                            King of Prussia, PA 19406
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (610) 265-3229

                                ---------------


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Item 2.    Acquisition or Disposition of Assets.

     On March 14, 2002, Global Sports, Inc. ("Global Sports") completed its previously announced acquisition of Ashford.com, Inc. ("Ashford") in a merger transaction. Ashford was acquired pursuant to an Agreement and Plan of Merger and Reorganization dated as of September 13, 2001 (the "Reorganization Agreement"), by and among Global Sports, Ashford and Ruby Acquisition Corp., a wholly owned subsidiary of Global Sports ("Merger Sub"). Pursuant to the Reorganization Agreement, Merger Sub was merged with and into Ashford, with Ashford as the surviving corporation (the "Merger"). As a result of the Merger, Ashford became a wholly owned subsidiary of Global Sports.

     In connection with the Merger, each outstanding share of Ashford common stock was converted into the right to receive a combination of cash in the amount of $0.125 and 0.0076 of a share of Global Sports common stock ("Global Sports Common Stock"). Approximately 430,000 shares of Global Sports Common Stock are being issued, and $7 million in cash is being paid, to the former stockholders of Ashford in the Merger.

     The description contained in this Item 2 of the Merger and the other transactions contemplated by the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which was previously filed as Exhibit 2.1 to Global Sports' Form 8-K filed with the Securities and Exchange Commission (the "Commission") on September 18, 2001, and which is incorporated herein by reference.

     Ashford is an online jewelry, luxury goods and corporate gifts retailer.

     Global Sports' press release dated March 14, 2002, entitled "Global Sports, Inc. Completes Acquisition of Ashford.com, Inc.", is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     It is impracticable for Global Sports to file herewith the required financial statements in this Current Report on Form 8-K. The required financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

     (b) Pro Forma Financial Information

     It is impracticable for Global Sports to file herewith the required pro forma financial information in this Current Report on Form 8-K. The required pro forma financial information will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.


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     (c) Exhibits

Exhibit No.     Description

  2.1 Agreement and Plan of Merger and Reorganization, dated as of September 13, 2001, by and among Global Sports, Inc., a Delaware corporation, Ruby Acquisition Corp., a Delaware corporation, and Ashford.com, Inc., a Delaware corporation (included as Exhibit
               2.1 to Global Sports' Report on Form 8-K filed with the Commission on September 18, 2001).

 99.1          Press release dated March 14, 2002.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    GLOBAL SPORTS, INC.

Dated:  March 27, 2002              By: /s/ Michael G. Rubin
                                       -----------------------------------------
                                       MICHAEL G. RUBIN
                                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER



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                                INDEX TO EXHIBITS

   2.1 Agreement and Plan of Merger and Reorganization, dated as of September 13, 2001, by and among Global Sports, Inc., a Delaware corporation, Ruby Acquisition Corp., a Delaware corporation, and Ashford.com, Inc., a Delaware corporation (included as Exhibit
               2.1 to Global Sports' Report on Form 8-K filed with the Commission on September 18, 2001).

  99.1         Press release dated March 14, 2002.